                                                                   EXHIBIT 10.14

                              SUBLEASE AGREEMENT
                              ------------------


DATED:    June 12, 1997

ARTICLE 1.:   FUNDAMENTAL SUBLEASE PROVISIONS.

1.1   PARTIES:      Sublessor:        SYSOREX INTERNATIONAL, INC.;
                                      A DELAWARE CORPORATION

                    Sublessee:        BEST INTERNET COMMUNICATIONS, INC.;
                                      A CALIFORNIA CORPORATION

1.2 MASTER LEASE: (Article 3): Sublessor, as tenant, is leasing from Master Lessor (set forth below), as landlord, approximately 13,500 square feet of leasable area in that certain building located at: 335 East Middlefield Road, Mountain View, California in the County of Santa Clara, State of California (the "Premises") on the terms and subject to the conditions of that certain lease dated February 29, 1988 as amended and revised by the First Amendment dated May 31, 1988; Lease Modification and Extension Agreement last executed on June 18, 1992; Lease Modification and Extension Agreement last executed on November 3, 1993; Third Lease Modification and Extension Agreement last dated December 29, 1994; and Fourth Lease Modification and Extension Agreement dated January 23, 1996 (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as EXHIBIT A.

                    Master Lessor:    GOLDEN GATE COMMERCIAL COMPANY;
                                      A CALIFORNIA LIMITED PARTNERSHIP

1.3 SUBLEASE PREMISES: (Article 2): The Sublease Premises constitutes: the Premises, and contains approximately 8,000 square feet of leasable area, (the "Sublease Premises"). The Sublease Premises is further described on the drawing attached hereto as EXHIBIT B.

1.4 SUBLEASE TERM: (Article 4): Approximately twenty (20) calendar months, beginning on the Commencement Date and ending on the Termination Date described below, unless commenced later or terminated earlier pursuant to the terms of this Sublease.

1.5   COMMENCEMENT DATE: (Article 4.1): July 1, 1997

1.6   TERMINATION DATE: (Article 4.1): February 28, 1999

1.7 MINIMUM RENT: (Article 5.2): $110,400/year, or $9,200/month through 2/28/98 and $115,200 and $9,600 respectively through 2/28/99.

1.8 PERMITTED USE: General office, engineering, research and development and any related lawful purpose in conformity to the Master Lease, municipal zoning requirements and any CCR's applicable to the development.

1.9   PREPAID RENT: (Article 5.4): $9,200

1.10  SECURITY DEPOSIT: (Article 5.5): $9,200

1.11  ADDRESSES FOR NOTICES: (Article 7):

          Master Lessor:   Golden Gate Commercial Company
                           457 East Evelyn Avenue, Suite C
                           Sunnyvale, CA 94086

          Sublessor:       Sysorex International, Inc.
                           335 East Middlefield Road
                           Mountain View, CA 94043

          Sublessee:       Best Internet Communications, Inc.
                           345 East Middlefield Road
                           Mountain View, CA 94043
                           Attn:  David Buzby, CFO

1.12 SUBLESSEE'S BROKER: (Article 9.4): Steve Lico, Cooper/Brady Corporate Real Estate Services

1.13 EXHIBITS AND ADDENDA: The following exhibits are made a part of this Sublease and are incorporated by this reference:

          Exhibit A        -        Master Lease
          Exhibit B        -        Description of Sublease Premises

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

Each reference in this Sublease Agreement ("Sublease") to any provision in
Article 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Article 1 and the balance of the Sublease, the balance of the Sublease shall control.

ARTICLE 2.:   SUBLEASE PREMISES.

2.1 SUBLEASE. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the Sublease Term (hereinafter defined), at the Rent and upon the terms and conditions hereinafter set forth, the Sublease Premises, and all common areas related thereto; rights of ingress and egress; rights to use the common parking area adjacent to the building; and any other necessary easements and rights of way.

2.2 CONDITION OF THE SUBLEASE PREMISES. Sublessee agrees to sublet the Sublease Premises in its current "as-is" condition, without any obligation of Sublessor to make any improvements or alterations thereto. Sublessee shall be obligated to maintain the Sublease Premises as required under paragraph 7 of the Master Lease, except for those matters for which the Master Lessor is to be responsible under said paragraph 7 of the Master Lease.

2.3 FURNITURE. As additional consideration for the Minimum and Additional Rent hereunder, Sublessor shall transfer to Sublessee full use and ownership of Sublessor's furniture currently in the Sublease Premises, including but not limited to the cubicle partitions. Upon execution of this Sublease and Sublessee's payment of the Prepaid Rent and Security Deposit to Sublessor, Sublessor shall deliver a bill of sale to Sublessee for the subject furniture.

2.4 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Sublessee will not make alterations, additions, or improvements on the Sublease Premises without first obtaining the written consent of Sublessor and Master Lessor as required under the Master Lease. All alterations, additions, and improvements that shall be made shall be at Sublessee's expense, shall become Sublessor's property, except as required under the Master Lease to become Master Lessor's property, and shall remain on and be surrendered with the Sublease Premises as a part of the Sublease Premises at the termination of this Sublease without disturbance, molestation, or injury, unless the Sublessor or Master Lessor should require it to be removed under the terms of the Master Lease. Nothing contained in this paragraph will prevent Sublessee from removing all office machines and equipment and trade fixtures customarily used in its business.

2.5 LIENS. Sublessee shall keep the Sublease Premises free and clear of liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee, including mechanics' liens.


ARTICLE 3.:   TERMS OF THE MASTER LEASE.

3.1 SUBLEASE SUBORDINATE. This Sublease is subordinate and subject to all of the terms and conditions of the Master Lease.

3.2 INCORPORATION BY REFERENCE. The terms, conditions, and respective obligations of Sublessor and Sublessee under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Sublessee herein.

3.3 ASSUMPTION OF OBLIGATIONS. To the extent applicable to the Sublease Premises and Sublessee's use of the common areas, Sublessee hereby expressly assumes and agrees to perform and discharge, as and when required by the Master Lease, all debts, duties and obligations to be paid, performed or discharged by Sublessor under the terms, covenants and conditions of the Master Lease from and after the Commencement Date, except as specifically set forth to the contrary in this Sublease. To the extent applicable to the balance of the Premises other than the Sublease Premises ("Sublessor's Premises"), Sublessor covenants for the benefit of Sublessee to continue to perform and discharge, as and when required by the Master Lease, all debts, duties and obligations to be paid, performed or discharged by Sublessor with respect to the Sublessor's Premises. Further, Sublessor shall not commit any act or omission during the Sublease Term which would lead to the termination of the Master Lease by Master Lessor. Sublessee agrees to perform and observe the covenants, conditions, and terms of the Master Lease for the Sublease Premises on the part of lessee thereunder to be performed and observed, except the covenant for the payment of rent reserved in the Master Lease, and to indemnify Sublessor and Master Lessor against all claims, damages, and expenses arising out of nonperformance or nonobservance of such covenants, conditions, and terms.

3.4 MASTER LESSOR'S OBLIGATIONS. If Master Lessor shall fail to perform its obligations under the Master Lease, Sublessor, upon receipt of written notice from Sublessee, shall use commercially reasonable efforts to attempt to enforce the obligations of Master Lessor under the Master Lease.


ARTICLE 4.:   SUBLEASE TERM.

4.1 COMMENCEMENT AND TERMINATION DATES. The term of this Sublease ("Sublease Term") shall be for the period of time commencing on the commencement date described in Article 1 (the "Commencement Date") and ending on the termination date described in Article 1 or on such earlier date of termination as provided herein (the "Termination Date").

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

4.2 DELAY IN COMMENCEMENT. If for any reason possession of the Sublease Premises has not been delivered to Sublessee by the scheduled Commencement Date or any other date, the Commencement Date shall be delayed until possession of the Sublease Premises is delivered to Sublessee, but the Termination Date shall not be extended. If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee within thirty (30) days after the Commencement Date, then Sublessee may terminate this Sublease by giving written notice to Sublessor at any time after that date, and the parties shall have no further liability thereafter accruing under this Sublease.

4.3 EARLY OCCUPANCY. Sublessor shall permit Sublessee to occupy the Sublease Premises during portions of June, 1997, prior to the Rental Commencement Date, upon delivery of insurance certificates to Sublessor, showing that Sublessee has appropriate insurance as required hereunder, and such occupancy shall be subject to all of the provisions of this Sublease, except for the payment of Rent and Additional Rent. Such early occupancy of the Sublease Premises shall not advance the Termination Date.

ARTICLE 5.:  RENT AND ADDITIONAL EXPENSES.

5.1 PAYMENT OF RENT. Rent shall be paid in lawful money of the United States to Sublessor at the address of Sublessor specified in Article 1 or such other place as Sublessor may designate in writing. Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated based on a thirty (30) day month.

5.2    MINIMUM RENT.  Sublessee shall pay to Sublessor the sums set forth in
Article 1 hereof as Minimum Rent, on the tenth (10/th/) day of each calendar month throughout the Sublease Term.

5.3 ADDITIONAL RENT. In addition to Minimum Rent, Sublessee shall pay to Sublessor, within ten (10) days after receipt of an invoice, Sublessee's pro rata portion (59.26%) of the amount of real property taxes, maintenance, insurance, and utilities attributable to the Premises and the related common areas, and payable by Sublessor to Master Lessor under the Master Lease. Sublessor shall, at Sublessee's request, obtain Master Lessor's approval for Sublessor to audit Master Lessor's statement of actual Additional Rent (as described in Paragraph 4 of the Master Lease).

5.4 PREPAID RENT. Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum specified in Article 1 as prepaid Rent, which shall be applied to the installments of Minimum Monthly Rent first coming due under this Sublease.

5.5 SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall deposit with Sublessor in cash the sum specified in Article 1 hereof as a "Security Deposit." The Security Deposit shall be held by Sublessor as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, then Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any loss or damage sustained by Sublessor due to such failure by Sublessee. Sublessee shall upon demand restore the Security Deposit to the original sum deposited. The Security Deposit shall not bear interest nor shall Sublessor be required to keep such sum separate from its general funds. To the extent not otherwise applied by Sublessor as provided herein, the Security Deposit shall be returned to Sublessee within thirty (30) days after the Termination Date. In the event of bankruptcy or other debtor-creditor proceedings filed by or against Sublessee, such Security Deposit shall be deemed to be applied first to the payment of Rent due Sublessor for the period immediately prior to the filing of such proceedings.

5.6    HAZARDOUS MATERIALS.

       5.6.1 DEFINITIONS. As used herein, the term "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any state, federal, or local government authority, including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Department of Health Services or the Food and Drug Agency. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) any substance, product, waste or any other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (ii) gasoline, diesel fuel, or other petroleum hydrocarbons; (iii) polychlorinated biphenyls; (iv) asbestos containing materials; (v) urea formaldehyde foam insulation; and (vi) radon gas. As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency which regulates the use, storage, generation, discharge, treatment, transportation, release, or disposal of any Hazardous Material.

       5.6.2 SUBLESSEE'S USE. Sublessee shall not use any Hazardous Material in violation of any applicable Hazardous Material Law. Sublessee shall indemnify and hold harmless Sublessor with respect to any claims by or through the Master Lessor with respect to the provisions hereof and any violations by Sublessee of the provisions of section 50 of the Master Lease.

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ARTICLE 6.: SURRENDER. Upon the expiration or earlier termination of this
Sublease, Sublessee shall surrender the Sublease Premises in the same condition and repair as the Sublease Premises were delivered to Sublessee on the Commencement Date, expecting only ordinary wear and tear and damage by fire, earthquake, act of God or the elements. Sublessee agrees to repair any damage to the Sublease Premises, or the building of which the Sublease Premises are a part, caused by or related to the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, or furniture.

ARTICLE 7.: NOTICES.

7.1 NOTICE REQUIREMENTS. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Sublease shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as shown in Article 1. Any notice or demand so given shall be deemed to be delivered or made on the date personal service is effected or, on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Pacific time or on the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) calendar days prior to the date such change is desired to be effective.

7.2 NOTICES FROM MASTER LESSOR. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor within twenty four (24) hours of receiving or delivering such notice or demand.

ARTICLE 8.: INDEMNITY; WAIVER OR SUBROGATION.

8.1 SUBLESSEE INDEMNITY. Sublessee shall indemnify, defend (with counsel reasonably satisfactory to Sublessor), protect and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, penalties, fines, expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of, resulting from, or related to (i) any injury or death to any person or injury or damage to property caused by, arising out of, or involving (A) Sublessee's use of the Sublease Premises, the conduct of Sublessee's business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Sublease Premises, (B) a breach by Sublessee in the performance in a timely manner of any obligation of Sublessee to be performed under this Sublease, including the Master Lease, or (C) the negligence or intentional acts of Sublessee or Sublessee's agents, contractors, employees, subtenants, licensees, or invitees, or (ii) the storage, use, generation, discharge, treatment, transportation, release or disposal of Hazardous Material by Sublessee or its agents, employees, or contractors, in, on, over, through, from, about, or beneath the Sublease Premises or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Sublease.

8.2 SUBLESSOR INDEMNITY. Sublessor shall indemnify, defend (with counsel reasonably satisfactory to Sublessee), protect and hold Sublessee harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, penalties, fines, expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of, resulting from, or related to (i) any injury or death to any person or injury or damage to property caused by, arising out of, or involving (A) Sublessor's use of the Sublease Premises, the conduct of Sublessor's business therein, or any activity, work or thing done, permitted or suffered by Sublessor in or about the Sublease Premises occurring prior to the Commencement Date, (B) a breach by Sublessor in the performance in a timely manner of any obligation of Sublessor to be performed under this Sublease, including the Master Lease, or (C) the negligence or intentional acts of Sublessor or Sublessor's agents, contractors, employees, subtenants, licensees, or invitees, or (ii) the storage, use, generation, discharge, treatment, transportation, release or disposal of Hazardous Material by Sublessor or its agents, employees, or contractors, in, on, over, through, from, about, or beneath the Sublease Premises or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Sublease.

8.3 MUTUAL WAIVER OF SUBROGATION. The parties hereby waive any rights of recovery each may have against the other in connection with any loss or damage occasioned to either party's respective property, the Sublease Premises, or its contents, arising from any risk generally covered by fire and extended coverage insurance, irrespective of the cause of such fire or casualty. In addition, the parties each, on behalf of their respective insurance companies, waive any right of subrogation that such insurance company may have against the other party for any such loss or damage, provided that such waiver does not invalidate any such policy. In the event that such waiver would invalidate such policy, the insured party shall promptly notify the other in writing.

ARTICLE 9.: GENERAL PROVISIONS.

9.1 ACCESS FOR INSPECTION AND REPAIRS. Sublessee shall allow Master Lessor and Sublessor, and their agents, free access at all reasonable times to the Sublease Premises for the purpose of inspecting or of making repairs, additions, or alterations to the Sublease Premises, required of them, if any, or any property owned by or under the control of Master Lessor or Sublessor.

9.2 PUBLIC LIABILITY INSURANCE. Sublessee agrees to carry liability insurance insuring both Sublessee and Sublessor, and Master Lessor, against all claims for personal injury or property damage caused by conditions or activities on the Sublease Premises in amounts and scope of coverage to be reasonably approved by Sublessor.

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

9.3 ACCESS TO LAVATORY, TELEPHONE ROOM AND POWER ROOM. Sublessee agrees that Sublessor and its employees and authorized agents will have use of the men's and women's lavatories situated within the Sublease Premises as well as the telephone room and the power room situated within the Sublease Premises.

9.4 REPAIRS AND MAINTENANCE. Subject to Master Lessor's obligations under the Master Lease, Sublessee shall maintain the Sublease Premises in good repair and tenantable condition during the continuance of this Sublease, except in case of damage arising from the act or negligence of Sublessor or its agents.

9.5 WAIVER OF ONE BREACH NOT WAIVER OF OTHERS. Waiver of one breach of a term, condition, or covenant of this Sublease by either party to this Sublease shall be limited to the particular instance and shall not be construed as a waiver of past or future breaches of the same or other terms, conditions, or covenants.

9.6 TERMINATION AND REENTRY BY SUBLESSOR ON SUBLESSEE'S DEFAULT. If Sublessee abandons or vacates the Sublease Premises or is dispossessed for cause by Sublessor before the termination of this Sublease, Sublessor may, on giving ten
(10) days' written notice to Sublessee, declare this Sublease forfeited and may then make reasonable efforts to relet the Sublease Premises. Sublessee shall be liable to Sublessor for all damages suffered by reason of such forfeiture. Such damages will include, but shall not be limited to, the following: (1) all actual damages suffered by Sublessor until the Sublease Premises is relet, including reasonable expenses incurred in attempting to relet; (2) the difference between the rent received when the Sublease Premises is relet and the rent reserved under this Sublease.

Until the Sublease Premises have been relet, Sublessee agrees to pay to Sublessor, on the same days as the rental payments are due under this Sublease, the actual damages suffered by Sublessor since the last payment, either rent or damages, was made. After the Sublease Premises have been relet, Sublessee agrees to pay to Sublessor, on the last day of each rental period, the difference between the rent received for the period from reletting and the rent reserved under this Sublease for the period.

9.7 NO ASSIGNMENT OR SECOND SUBLEASE WITHOUT CONSENT. Sublessee shall not sell or assign this Sublease or any part of this Sublease, or any interest in it, or resublet the Sublease Premises in whole or in part without first obtaining the written consent of Sublessor and Master Lessor. This Sublease will not be assigned by operation of law. If Sublessor and Master Lessor once give consent to assignment of this Sublease or of any interest therein, they shall not thereby be barred from afterwards refusing to consent to any further assignment. Any attempt to sell, assign, or resublease without written consent of Sublessor and Master Lessor shall be deemed sufficient grounds for dispossession and will entitle Sublessor to proceed pursuant to Section 9.6 of this Sublease if Sublessor so elects.

9.8 FENCED AREA. Sublessor will retain the use of the locked fenced area in the rear of the building, which is presently used as a parking area for two of Sublessor's vehicles and houses Sublessor's TV antenna.

9.9 PARKING SPACES. Parking spaces for the building which houses the Sublease Premises and the Sublessor's Premises shall be used on a first come first serve basis, with the exception of Mr. Salam Qureishi's space, in the front of the building, next to the disabled parking space, which shall be reserved for his use or by such other person as Sublessor shall designate.

9.10 SECURITY SYSTEM. Sublessor shall operate and maintain the present security system. Sublessee shall advise Sublessor as to the number of security keys which Sublessee will need.

9.11 MAINTENANCE CONTRACT. The costs of any maintenance contract under section 48 of the Master Lease to be obtained and retained by Sublessor as Lessee thereunder shall be paid by Sublessor and Sublessee based upon their respective pro rata shares.

9.12 LATE CHARGE AND INTEREST. The late payment of any Rent will cause Sublessor to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublessor has not received any installment of Rent within five (5) days after that amount is due, Sublease will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublessor. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. Sublessor and Sublessee recognize that the damage Sublessor will suffer in the event of Sublessee's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublessor will suffer. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

9.13 SEVERABILITY. If any term or provision of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

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9.14 ATTORNEYS' FEES; COSTS OF SUIT. If Sublessee or Sublessor shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

9.15 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition.

9.16 TIME OF ESSENCE. Time is of the essence in this Sublease.

9.17 BROKERAGE COMMISSIONS. The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, except for the broker named in Article 1 to whom Sublessee shall pay a commission pursuant to a separate agreement between Sublessee and Sublessee's Broker. Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this Section 9.17.

9.18 BINDING EFFECT. Preparation of this Sublease by Sublessee or Sublessee's agent and submission of the same to Sublessor shall not be deemed an offer to lease. This Sublease shall become binding upon Sublessor and Sublessee only when fully executed by Sublessor and Sublessee and consented to in writing by Master Lessor.

9.19 ENTIRE AGREEMENT. This instrument, along with any exhibits and addenda hereto, constitutes the entire agreement between Sublessor and Sublessee relative to the Sublease Premises. This Sublease may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee. There are no oral agreements or representations between the parties affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

9.20 EXECUTION. This Sublease may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Sublease represents that the execution of this Sublease has been duly authorized by the party on whose behalf the person is executing this Sublease.

9.21 CONSENT OF MASTER LESSOR. This Sublease is subject to the obtaining of the consent of the Master Lessor pursuant to the terms of the Master Lease. Upon execution of this Sublease by Sublessee and Sublessor, Sublessor shall submit this Sublease to the Master Lessor immediately upon its execution pursuant to paragraph 16 of the Master Lease. If Master Lessor does not consent to this Sublease within ten (10) business days, following its receipt by the Master Lessor, then either Sublessor or Sublessee may terminate this Sublease.

Sublessor:                                  Sublessee:

SYSOREX INTERNATIONAL, INC.                 BEST INTERNET COMMUNICATIONS, INC.
A DELAWARE CORPORATION                      A CALIFORNIA CORPORATION

By: /s/ A. Salam Qureishi
                                            BY: /s/ JAMES R. ZARLEY
   -----------------------------               -----------------------------
Title: Chairman                             Title: CEO/Chairman
      --------------------------                  --------------------------
Date: 6/13/97                               Date: 6/13/97
     ---------------------------                 ---------------------------

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